Exhibit 5.1

November 24, 2021

Switch, Inc.

7135 S. Decatur Boulevard

Las Vegas, Nevada 89118

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel to Switch, Inc., a Nevada corporation (the “Company”), in connection with the issuance and sale by the Company of up to 1,404,495 shares of its Class A common stock, par value $0.001 per share (the “Shares”), pursuant to the Registration Statement on Form S-3, including the prospectus constituting a part thereof (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). All of the Shares are to be issued and sold by the Company as described in the Registration Statement.

With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of the following (collectively, the “Documents”):

A.	The Amended and Restated Articles of Incorporation of the Company, as filed with the Secretary of State of the State of Nevada (the “Charter”);

B.	The Amended and Restated Bylaws of the Company;

C.	The Registration Statement;

D.

The resolutions of the board of directors of the Company relating to the filing of the Registration Statement and the transactions in connection therewith and authorizing the issuance and sale of the Shares; and

E.	Such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

In rendering the opinions set forth below, we have assumed without investigation the following: (i) the genuineness of all signatures and the authenticity of all Documents submitted to us as originals, the conformity to authentic original documents of all Documents submitted to us as copies and the veracity of the Documents; (ii) each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so; (iii) each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory; and (iv) the obligations of each party set forth in the Documents are valid and binding obligations of such party and are enforceable against such party in accordance with all stated terms.

Greenberg Traurig, LLP | Attorneys at Law
10845 Griffith Peak Drive | Suite 600 | Las Vegas, Nevada 89135 | T +1 702.792.3773 | F +1 702.792.9002
www.gtlaw.com

Switch, Inc. November 24, 2021 Page 2

As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Shares have been duly authorized for issuance by the Company and are validly issued, fully paid and nonassessable.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur. We do not express any opinion herein concerning any law other than the laws of the State of Nevada and the federal laws of the United States.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement relating to the issuance and sale of the Shares and to the use of the name of our firm under the caption “Legal Matters,” as set forth in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP | Attorneys at Law
www.gtlaw.com